Exhibit 99.2

DEYU AGRICULTURE CORP.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of income for the year ended December 31, 2011 of Deyu Agriculture Corp. (“ Deyu ”) gives effect to the acquisition of Shanxi Taizihu Food Co. Ltd. (“Taizihu”) and its wholly-owned subsidiary, Shanxi Huichun Bean Products Co., Ltd. (“Huichun”, and together with Taizihu, the “Taizihu Group”) completed on February 2, 2012, as if it had occurred on January 1, 2011. The following unaudited pro forma condensed consolidated balance sheet at December 31, 2011 gives effect to the acquisition of the Taizihu Group as if it had occurred on December 31, 2011.

Such unaudited pro forma financial information is based on the historical consolidated financial statements of Deyu and the Taizihu Group and certain adjustments which Deyu believes to be reasonable, to give effect of the acquisition, which are described in the notes to the statements below.

The unaudited pro forma financial information:

•	does not purport to represent what the consolidated results of operations actually would have been if the acquisition of the Taizihu Group had occurred on January 1, 2011 or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition of the Taizihu Group had occurred on December 31, 2011. The pro forma adjustments are based on information current as at April 16, 2012 (being the latest practicable date prior to the publication of this document); and

•	has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the Taizihu Group. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to the Taizihu Group. As a result, the actual amounts recorded in the consolidated financial statements of Deyu will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material.

DEYU AGRICULTURE CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical Deyu	Historical Tizhihu Group	Pro Forma Adjustment	Note	Combined Pro Forma

Net revenue	$261,576,666	$13,112,435	$-		$274,689,101
Cost of goods sold	(218,480,009)	(9,064,864)	(37,655)	(c)	(227,582,528)
Gross Profit	43,096,657	4,047,571	(37,655)		47,106,573

Selling expenses	(13,231,094)	(751,824)	-		(13,982,918)
General and administrative expenses	(8,222,182)	(845,161)	(6,729)	(d)	(9,074,072)
Total Operating Expense	(21,453,276)	(1,596,985)	(6,729)		(23,056,990)
Operating income	21,643,381	2,450,586	(44,384)		24,049,583
Total Other Expense	(943,736)	(5,714)	478,897	(a)	(470,553)
Income from continuing operations before income taxes	20,699,645	2,444,872	434,513		23,579,030
Income taxes	(184,384)	(502,232)	-		(686,616)
Income from continuing operations	20,515,261	1,942,640	434,513		22,892,414
Net loss (income) from continuing operations attributable to noncontrolling interests	38,673	(170,054)	-		(131,381)
Net income from continuing operations attributable to Deyu Agriculture Corp.	20,553,934	1,772,586	434,513		22,761,033
Preferred stock dividends	(427,917)	-	-		(427,917)
Net income from continuing operations available to common stockholders	$20,126,017	$1,772,586	$434,513		$22,333,116

Net income from continuing operations attributable to common stockholders
per share - basic:	$1.91				$2.12
per share - diluted:	$1.64				$1.82

Weighted average number of common shares outstanding - basic	10,522,432				10,522,432
Weighted average number of common shares outstanding - diluted	12,497,164				12,497,164

DEYU AGRICULTURE CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2011

Assets	Historical Deyu	Historical Tizhihu Group	Pro Forma Adjustment	Note	Combined Pro Forma

Current Assets
Cash and cash equivalents	$8,741,703	$20,272	$(5,502,181)	(b)	$3,259,794
Restricted cash	1,850,999	241,013	-		2,092,012
Accounts receivable, net	36,167,136	129,856	-		36,296,992
Inventory	20,314,090	1,518,666	-		21,832,756
Other current assets	12,051,224	1,251,146	-		13,302,370
Total Current Assets	79,125,152	3,160,953	(5,502,181)		76,783,924

Property, plant, and equipment, net	12,355,946	5,355,352	603,968	(a),(c)	18,315,266
Other assets	727,535	1,735,398	-		2,462,933
Intangible assets, net	10,651,844	2,666,405	262,421	(a),(d)	13,580,670
Non-current assets of discontinued operations	-	-	-		-

Total Assets	$102,860,477	$12,918,108	$(4,635,792)		$111,142,793

Liabilities and Equity

Current Liabilities
Short-term loan	$14,413,480	$6,514,244	$-		$20,927,724
Other current liabilities	19,307,539	1,333,559	-		20,641,098
Total Current Liabilities	33,721,019	7,847,803	-		41,568,822

Equity

Preferred stock	1,997	-	-		1,997
Common stock/Paid-in capital	10,565	1,208,233	(1,208,233)	(b)	10,565
Additional paid-in capital	20,367,138	-	-	(a),(b)	20,367,138
Other comprehensive income	4,831,353	695,999	(695,999)	(b)	4,831,353
Retained earnings	43,491,465	2,578,074	(2,143,561)	(a),(b),(c),(d)	43,925,978
Total Stockholders' Equity	68,702,518	4,482,306	(4,047,793)		69,137,031
Noncontrolling Interests	436,940	587,999	(587,999)	(b)	436,940
Total Equity	69,139,458	5,070,305	(4,635,792)		69,573,971

Total Liabilities and Equity	$102,860,477	$12,918,108	$(4,635,792)		$111,142,793

DEYU AGRICULTURE CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The unaudited pro forma financial information has been compiled from underlying financial statements prepared in accordance with U.S. GAAP. The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:

•	Historical financial information for Deyu has been extracted without adjustment from Deyu’s audited consolidated financial statements for the year ended December 31, 2011 contained in Deyu’s Annual Report on Form 10-K filed with the SEC on March 30, 2012.

•	Historical financial information for the Taizihu Group has been extracted without material adjustment from the Taizihu Group’s audited consolidated financial statements for the year ended December 31, 2011 as contained in this Form 8-K.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Financial Information;

•	the consolidated financial statements of Deyu for the year ended December 31, 2011 and the notes relating thereto; and

•	the consolidated financial statements of the Taizihu Group for the year ended December 31, 2011 and the notes relating thereto, included in this Form 8-K.

This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the acquisition of the Taizihu Group been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Note 2: Description of Transactions

On February 2, 2012, Redsun Technology (Shenzhen) Co. Limited (“Redsun”), a company organized under the laws of the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of Deyu entered into a Stock Equity Transfer Agreement (the “Agreement”) whereby Redsun acquired 100% of the issued and outstanding registered share capital of Shanxi Taizihu Food Co. Ltd. (“Taizihu”) and its subsidiary, Shanxi Huichun Bean Products Co., Ltd. (“Huichun”, and together with Taizihu, the “Taizihu Group”). In consideration for the acquisition of Taizihu, Redsun paid RMB14,773,222 ($2,342,168) in cash to HE Hao, an individual, for 50% of Taizihu, RMB9,602,594 ($1,522,409) in cash to XU Qinghe, an individual, for 32.5% of Taizihu and RMB5,170,628 ($819,759) in cash to XIE Jinqing, an individual, for the remaining 17.5% of Taizihu. Immediately prior to the execution of the Agreement, Taizihu owned 85% of the issued and outstanding registered share capital of Huichun, and pursuant to the terms of the Agreement, Redsun acquired the remaining 15% of the share capital of Huichun from Beijing Kanggang Food Development Co., Ltd. for RMB5,158,556 ($817,845). The total amount of the consideration paid for the acquisition of the Taizihu Group is RMB34,705,000 ($5,502,181), and such consideration was determined pursuant to arm’s length negotiations between the parties. As a result of the acquisition, the Company now owns and controls 100% of the Taizihu Group.

Note 3: Unaudited Pro Forma Adjustments to Condensed Consolidated Financial Statements

(a)         Fair value adjustments

Except as noted below, the carrying value of assets and liabilities in the Taizihu Group’s financial statements are considered to be a proxy for the fair value of those assets and liabilities. As this allocation is based on preliminary estimates, additional adjustments to record the fair value of all assets and liabilities is required.

For purposes of the pro forma analysis, the following adjustments were made to reflect our preliminary estimate of the fair value of net assets acquired:

•	The property, plant and equipment has been increased $641,623 to a total value of $5,996,975 to reflect our preliminary estimate of the fair value.

•	The intangible assets have been increased $269,150 to a total value of $2,935,555 to reflect our preliminary estimate of the fair value of intangible assets, mainly including land use rights.

No other adjustment was made to the assets and liabilities of the Taizihu Group. Gain on the bargain purchase of the Taizihu Group was $478,897, representing the total excess of the fair value of the assets acquired over the purchase consideration. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to residual gain on the bargain purchase or goodwill.

(b)         Elimination of the purchase consideration and the equity of the Taizihu Group

An adjustment to eliminate the purchase consideration and the equity of the Taizihu Group was recorded in the pro forma consolidated balance sheet at December 31, 2011.

(c)          Cost of Goods Sold

Property, plant and equipment were increased by $641,623 to its fair value. The weighted average remaining useful life of these assets is estimated at 3-26 years. An adjustment to increase cost of goods sold derived from increase in estimated depreciation expense of $37,655 for fixed assets related to inventory production was made for the year ended December 31, 2011.

(d)         Amortization Expense

Definite lived intangible assets were increased by $269,150 to its fair value. The weighted average useful life of the intangible assets is estimated at 46.75 years for intangible assets under the title of Taizihu. An adjustment to record estimated amortization of $6,729 was made for the year ended December 31, 2011.